EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-82872 on Form S-3, Registration Statement No. 333-121636 on Form S-3, Registration Statement Nos. 333-61734, 333-105662 and 333-107824 on Form S-8 and the Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-64950 on Form S-1 of Rite Aid Corporation of our report dated April 23, 2004 (April 6, 2005 as to the effects of the restatement discussed in Note 21), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 21, and an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" effective March 2, 2003, the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended, effective March 4, 2001 and the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" effective March 3, 2003, appearing in this Annual Report on Form 10-K/A of Rite Aid Corporation for the year ended February 28, 2004.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 6, 2005